EX-35.5
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.



Bear Stearns Commercial Mortgage Sec Inc.
383 Madison Avenue
New York, NY 10179



RE: Annual Statement as to Compliance


The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Certificate Administrator and/or Paying Agent under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.

March 1, 2008

/s/ Judith Rishel
JUDITH RISHEL
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Schedule A

List of Servicing Agreement(s) and Series

 1 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP28, Wells Fargo Bank, N.A. as Paying Agent

 2 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP26, Wells Fargo Bank, N.A. as Paying Agent

 3 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR15, Wells Fargo Bank, N.A. as Certificate Administrator

 4 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR14, Wells Fargo Bank, N.A. as Certificate Administrator

 5 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22, Wells Fargo Bank, N.A. as Paying Agent

 6 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR13, Wells Fargo Bank, N.A. as Certificate Administrator

 7 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24, Wells Fargo Bank, N.A. as Paying Agent

 8 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR12, Wells Fargo Bank, N.A. as Certificate Administrator

 9 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR16, Wells Fargo Bank, N.A. as Certificate Administrator

10 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR18, Wells Fargo Bank, N.A. as Certificate Administrator

11 Pooling and Servicing Agreement for Bear Stearns Commercial Mortgage
   Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17, Wells Fargo Bank, N.A. as Certificate Administrator